Exhibit 99.1

Allscripts Announces Third Quarter 2019 Results

  Strong third quarter bookings of $236 million, up 19% year-over-year
  GAAP EPS ($0.03); 6% year-over-year growth in non-GAAP diluted EPS to $0.17
  Extended Allscripts Sunrise platform with Northwell Health through 2027
  Repurchased $46 million of stock in the third quarter

CHICAGO--(BUSINESS WIRE)--November 4, 2019--Allscripts Healthcare Solutions, Inc. (Nasdaq: MDRX) (Allscripts) announced its financial results for the three and nine months ended September 30, 2019.

Third Quarter Financial Highlights

Bookings(1) were $236 million in the third quarter of 2019. This result compares with $198 million in the third quarter of 2018. Contract revenue backlog totaled $3.9 billion as of September 30, 2019.

Third quarter 2019 GAAP revenue was $444 million, up 3 percent year-over-year. Third quarter 2019 non-GAAP revenue totaled $445 million, up 1 percent year-over-year.

On a GAAP basis in the third quarter of 2019, total operating expenses were $172 million, or a 3 percent decrease year-over-year. Non-GAAP operating expenses totaled $148 million, or a 1 percent decrease year-over-year. Additionally, the company recorded $16 million of transaction, legal and other costs in the third quarter of 2019. This compares with $14 million of such costs in the third quarter of 2018.

GAAP net loss in the third quarter of 2019 totaled ($6) million compared with net loss of ($36) million in the third quarter of 2018. Non-GAAP net income in the third quarter of 2019 totaled $28 million compared with $29 million in the third quarter of 2018.

GAAP loss per share in the third quarter of 2019 was ($0.03), compared with loss per share of ($0.20) in the third quarter of 2018. Non-GAAP diluted earnings per share in the third quarter of 2019 were $0.17 compared with $0.16 in the third quarter of 2018.

Adjusted EBITDA totaled $74 million in the third quarter of 2019, compared with $78 million in the third quarter of 2018.

Stock repurchases totaled $46 million in the third quarter of 2019.

“Our third quarter results show continued strength in new bookings, reflecting how our award-winning solutions resonate with both longtime clients as well as those new to Allscripts,” commented Paul M. Black, Chief Executive Officer of Allscripts. “We were proud to extend our Sunrise partnership with our largest client, Northwell Health, and we’re excited to jointly develop the next-generation electronic health record with Northwell. Looking ahead, we believe revenue growth will improve as we benefit from the strategic investments we’ve made and the platforms we’ve created across both our Provider and Veradigm businesses.”

2019 Financial Outlook(2)

Allscripts is revising the following expectations:

  Full year 2019 non-GAAP earnings per share between $0.67 and $0.70, an increase at the midpoint from the prior outlook of between $0.65 and $0.70

Allscripts is reiterating the following expectations:

  Full year 2019 bookings(1) between $1,050 million and $1,100 million
  Fourth quarter 2019 non-GAAP revenue between $460 million and $470 million

Conference Call

Allscripts will conduct a conference call today, Monday, November 4th, 2019, at 4:30 PM Eastern Time to discuss its earnings release and other information. Participants may access the conference call via webcast at http://investor.allscripts.com. Participants also may access the conference call by dialing +1 (877) 269-7756 or +1 (201) 689-7817 (international) and requesting Conference ID # 13694490.

A replay of the call will be available approximately two hours after the conclusion of the call, for a period of four weeks, on the Allscripts Investor Relations website or by calling +1 (877) 660-6853 or +1 (201) 612-7415 - Conference ID # 13694490.

Supplemental and non-GAAP financial information is also available at http://investor.allscripts.com.

Footnotes

  Bookings have been determined on a continuing operations basis, excluding Netsmart, and reflect the value of executed contracts for software, hardware, client services, private cloud hosting services, outsourcing and other subscription-based services.
  In providing financial guidance, the company does not reconcile non-GAAP earnings per share and non-GAAP revenue guidance to the corresponding GAAP financial measures. Allscripts does not provide guidance for the various reconciling items since certain items that impact GAAP net income and GAAP revenue such as acquisition-related deferred revenue adjustments, acquisition-related amortization, asset impairment charges and transaction, legal and other costs, any of which may be significant, are either outside of its control and/or cannot be reasonably predicted. Please see the “Explanation of Non-GAAP Financial Measures” at the end of this press release for detailed information on calculating non-GAAP measures. For a reconciliation of other non-GAAP items, see the non-GAAP financial reconciliation tables in this release (Tables 4, 5, 6 and 7).

NOTE: All percentage changes described within this press release are calculated from full dollar amounts as illustrated in the accompanying financial statements and Allscripts Supplemental Financial Data Workbook, posted on the Investor Relations website. Rounding differences may occur when individually calculating percentages or totals from rounded amounts included within the press release body compared to full dollar amounts in the tables.

About Allscripts

Allscripts (Nasdaq: MDRX) is a leader in healthcare information technology solutions that advance clinical, financial and operational results. Our innovative solutions connect people, places and data across an Open, Connected Community of Health™. Connectivity empowers caregivers to make better decisions and deliver better care for healthier populations. To learn more, visit www.allscripts.com, Twitter, YouTube and It Takes A Community: The Allscripts Blog.

###

© 2019 Allscripts Healthcare, LLC and/or its affiliates. All Rights Reserved.

Allscripts, the Allscripts logo, and other Allscripts marks are trademarks of Allscripts Healthcare, LLC and/or its affiliates. All other products are trademarks of their respective holders, all rights reserved. Reference to these products is not intended to imply affiliation with or sponsorship of Allscripts Healthcare, LLC and/or its affiliates.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including the statements under “2019 Financial Outlook” and statements related to expected benefits of strategic partnerships and investments. These forward-looking statements are based on the current beliefs and expectations of Allscripts management, only speak as of the date that they are made and are subject to significant risks and uncertainties. Such statements can be identified by the use of words such as “future,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “will,” “would,” “could,” “can,” “may,” and similar terms. Actual results could differ significantly from those set forth in the forward-looking statements and reported results should not be considered an indication of future performance. Certain factors that could cause Allscripts actual results to differ materially from those described in the forward-looking statements include, but are not limited to: the final outcome of the criminal and civil investigations by the DOJ involving Practice Fusion, including our ability to negotiate final settlement agreements with the DOJ and the terms of such agreements; potential additional investigations and proceedings from governmental entities or third parties other than the DOJ related to the same or similar conduct underlying the DOJ’s investigations into Practice Fusion’s business practices; the expected financial results of businesses acquired by us, including the EIS business, the NantHealth provider/patient solutions business, Practice Fusion and HealthGrid; the successful integration of businesses recently acquired by us; the anticipated and unanticipated expenses and liabilities related to the EIS business, the NantHealth provider/patient solutions business, Practice Fusion and HealthGrid, including the civil investigation by the U.S. Attorney’s Office involving our EIS business; security breaches resulting in unauthorized access to our or our clients’ computer systems or data, including denial-of-services, ransomware or other Internet-based attacks; Allscripts failure to compete successfully; consolidation in Allscripts industry; current and future laws, regulations and industry initiatives; increased government involvement in Allscripts industry; the failure of markets in which Allscripts operates to develop as quickly as expected; Allscripts or its customers’ failure to see the benefits of government programs; changes in interoperability or other regulatory standards; the effects of the realignment of Allscripts sales, services and support organizations; market acceptance of Allscripts products and services; the unpredictability of the sales and implementation cycles for Allscripts products and services; Allscripts ability to manage future growth; Allscripts ability to introduce new products and services; Allscripts ability to establish and maintain strategic relationships; risks related to the acquisition of new businesses or technologies; the performance of Allscripts products; Allscripts ability to protect its intellectual property rights; the outcome of legal proceedings involving Allscripts; Allscripts ability to hire, retain and motivate key personnel; performance by Allscripts content and service providers; liability for use of content; price reductions; Allscripts ability to license and integrate third party technologies; Allscripts ability to maintain or expand its business with existing customers; risks related to international operations; changes in tax rates or laws; business disruptions; Allscripts ability to maintain proper and effective internal controls; and asset and long-term investment impairment charges. Additional information about these and other risks, uncertainties, and factors affecting Allscripts business is contained in Allscripts filings with the Securities and Exchange Commission, including under the caption “Risk Factors” in the most recent Allscripts Annual Report on Form 10-K and subsequent Form 10-Qs. Allscripts does not undertake to update forward-looking statements to reflect changed assumptions, the impact of circumstances or events that may arise after the date of the forward-looking statements, or other changes in its business, financial condition or operating results over time.

Table 1
Allscripts Healthcare Solutions, Inc.
Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)

	September 30,	December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$129.3	$174.2
Restricted cash	9.4	10.6
Accounts receivable, net	426.6	465.3
Contract assets	65.5	66.4
Prepaid expenses and other current assets	142.8	142.5
Total current assets	773.6	859.0
Fixed assets, net	96.8	121.9
Software development costs, net	236.6	209.7
Intangible assets, net	398.0	431.1
Goodwill	1,387.1	1,373.7
Deferred taxes, net	5.0	5.0
Contract assets - long-term	101.9	71.9
Right-of-use assets - operating leases	103.5	0.0
Other assets	127.4	109.2
Total assets	$3,229.9	$3,181.5

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$101.7	$73.2
Accrued expenses	261.9	107.0
Accrued compensation and benefits	57.5	100.1
Income tax payable	0.0	29.6
Deferred revenue	373.1	466.8
Current maturities of long-term debt	358.6	20.1
Current operating lease liabilities	24.5	0.0
Current liabilities attributable to discontinued operations	0.0	0.9
Total current liabilities	1,177.3	797.7
Long-term debt	554.9	647.5
Deferred revenue	12.1	16.0
Deferred taxes, net	55.3	58.5
Long-term operating lease liabilities	100.1	0.0
Other liabilities	49.1	81.4
Total liabilities	1,948.8	1,601.1
Total Allscripts Healthcare Solutions, Inc.'s stockholders' equity	1,281.1	1,551.1
Non-controlling interest	0.0	29.3
Total stockholders’ equity	1,281.1	1,580.4
Total liabilities and stockholders’ equity	$3,229.9	$3,181.5

Table 2
Allscripts Healthcare Solutions, Inc.
Condensed Consolidated Statements of Operations
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenue:
Software delivery, support and maintenance	$284.4	$274.2	$844.9	$839.2
Client services	159.8	158.3	475.8	468.5
Total revenue	444.2	432.5	1,320.7	1,307.7
Cost of revenue:
Software delivery, support and maintenance	90.4	86.8	269.9	265.8
Client services	149.2	142.1	430.8	429.4
Amortization of software development and acquisition-related assets (a)	29.3	25.5	86.5	76.0
Total cost of revenue	268.9	254.4	787.2	771.2
Gross profit	175.3	178.1	533.5	536.5
Selling, general and administrative expenses	101.1	108.1	306.9	351.0
Research and development	63.9	63.0	191.6	202.3
Asset impairment charges	0.2	0.0	4.0	30.1
Amortization of intangible and acquisition-related assets	6.9	6.6	20.4	19.6
Income (loss) from operations	3.2	0.4	10.6	(66.5)
Interest expense and other, net (b)	(10.0)	(13.9)	(175.1)	(37.6)
Gain (loss) on sale of business, net	0.0	0.0	0.0	172.3
Recovery (impairment) on long-term investments	0.0	0.0	1.0	(15.5)
Equity in net income (loss) of unconsolidated investments	0.3	(0.4)	0.5	0.4
Income (loss) before income taxes	(6.5)	(13.9)	(163.0)	53.1
Income tax (provision) benefit	0.8	1.8	(0.6)	(5.8)
Income (loss) from continuing operations, net of tax	(5.7)	(12.1)	(163.6)	47.3
Income (loss) from discontinued operations	0.0	(13.8)	0.0	(32.9)
Income tax effect on discontinued operations	0.0	2.1	0.0	7.5
Income (loss) from discontinued operations, net of tax	0.0	(11.7)	0.0	(25.4)
Net income (loss)	(5.7)	(23.8)	(163.6)	21.9
Net (income) loss attributable to non-controlling interest	0.0	0.0	0.4	3.5
Accretion of redemption preference on redeemable convertible non-controlling interest - discontinued operations	0.0	(12.1)	0.0	(36.4)
Net Income (loss) attributable to Allscripts Healthcare Solutions, Inc. stockholders	($5.7)	($35.9)	($163.2)	($11.0)

Income (loss) from continuing operations per share - basic	($0.03)	($0.07)	($0.97)	$0.28
Income (loss) from discontinued operations per share - basic	$0.00	($0.13)	$0.00	($0.34)
Income (loss) earnings per share - basic	($0.03)	($0.20)	($0.97)	($0.06)

Income (loss) from continuing operations per share - diluted	($0.03)	($0.07)	($0.97)	$0.28
Income (loss) from discontinued operations per share - diluted	$0.00	($0.13)	$0.00	($0.34)
Income (loss) earnings per share - diluted	($0.03)	($0.20)	($0.97)	($0.06)

Weighted average common shares outstanding:
Basic	166.4	174.6	167.6	176.9
Diluted	166.4	174.6	167.6	176.9

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

(a) Amortization of software development and acquisition-related assets includes:
Amortization of capitalized software development costs	$20.1	$15.9	$59.3	$47.0
Amortization of acquisition-related intangible assets	9.2	9.6	27.2	29.0
	$29.3	$25.5	$86.5	$76.0

(b) Interest expense and other, net are comprised of the following for the periods presented:

Non-cash charges to interest expense	$3.4	$3.2	$10.0	$9.5
Interest expense	6.7	9.4	19.3	25.4
Amortization of discounts and debt issuance costs	0.7	0.7	2.1	2.1
Other (income) loss, net	(0.8)	0.6	143.7	0.6
Total interest expense and other, net	$10.0	$13.9	$175.1	$37.6

Table 3
Allscripts Healthcare Solutions, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Cash flows from operating activities:
Net income (loss)	($5.7)	($23.8)	($163.6)	$21.9
Less: Income(loss) from discontinued operations	0.0	(11.7)	0.0	(25.4)
Income (loss) from continuing operations	($5.7)	($12.1)	($163.6)	$47.3
Non-cash adjustments to net income (loss):
Depreciation and amortization	51.7	47.8	152.3	143.0
Operating right-to-use asset amortization	5.7	0.0	16.7	0.0
Stock-based compensation expense	7.8	8.6	29.6	25.8
Asset impairment charges	0.2	0.0	4.0	30.1
Impairment (recovery) of long-term investments	0.0	0.0	(1.0)	15.5
(Gain) loss on sale of businesses, net	0.0	0.0	0.0	(172.3)
Other, net	(1.3)	(3.4)	(1.0)	4.6
Total non-cash adjustments to net income (loss)	64.1	53.0	200.6	46.7
Cash impact of changes in operating assets and liabilities	(22.6)	(37.2)	26.9	(28.8)
Net cash provided by (used in) operating activities - continuing operations	35.8	3.7	63.9	65.2
Net cash provided by (used in) operating activities - discontinued operations	0.0	11.3	(30.0)	16.3
Net cash provide by (used in) operating activities	35.8	15.0	33.9	81.5
Cash flows from investing activities:
Capital expenditures	(4.1)	(7.9)	(13.5)	(21.9)
Capitalized software	(31.0)	(25.8)	(86.2)	(83.1)
Purchases of equity securities in partner entities, business acquisitions, net of cash acquired and other investments	(17.7)	(5.6)	(30.6)	61.2
Net cash provided by (used in) investing activities - continuing operations	(52.8)	(39.3)	(130.3)	(43.8)
Net cash provided by (used in) investing activities - discontinued operations	0.0	(173.5)	0.0	(189.5)
Net cash provided by (used in) investing activities	(52.8)	(212.8)	(130.3)	(233.3)
Cash flows from financing activities:
Repurchase of common stock	(37.1)	0.0	(102.2)	(101.9)
Repurchase of unsettled common stock	(9.3)	0.0	(9.3)	0.0
Proceeds from sale or issuance of common stock	0.0	1.1	0.0	1.3
Stock-based compensation-related payments, net	(0.1)	(0.2)	(6.8)	(8.8)
Credit facilities and capital lease payments, net	64.2	14.9	234.1	75.5
Other payments	(9.9)	0.0	(65.4)	(10.2)
Net cash provided by (used in) financing activities - continuing operations	7.8	15.8	50.4	(44.1)
Net cash provided by (used in) financing activities - discontinued operations	0.0	161.1	0.0	153.5
Net cash provided by (used in) financing activities	7.8	176.9	50.4	109.4
Effect of exchange rate changes on cash and cash equivalents	(0.2)	(0.1)	(0.1)	(0.3)
Net increase (decrease) in cash and cash equivalents	(9.4)	(21.0)	(46.1)	(42.7)
Cash and cash equivalents, beginning of period	148.1	140.8	184.8	162.5
Cash and cash equivalents, end of period	$138.7	$119.8	$138.7	$119.8
Less: Cash and cash equivalents included in current assets attributable to discontinued operations	0.0	(17.8)	0.0	(17.8)
Cash, cash equivalents and restricted cash, end of period, excluding discontinued operations	$138.7	$102.0	$138.7	$102.0

Table 4
Allscripts Healthcare Solutions, Inc.
Condensed Non-GAAP Financial Information
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended September 30, 2019			Three Months Ended September 30, 2018
	GAAP	Non-GAAP Adjustments (1)	Non-GAAP	GAAP	Non-GAAP Adjustments (1)	Non-GAAP

Revenue	$444.2	$0.4	$444.6	$432.5	$7.3	$439.8
Gross profit	175.3	16.7	192.0	178.1	21.6	199.7
Total Operating Expenses	172.1	(24.2)	147.9	177.7	(27.9)	149.8
Income (loss) from operations	3.2	40.9	44.1	0.4	49.5	49.9
Income (loss) from continuing operations, net of tax, net of non-controlling interest	($5.7)	$34.1	$28.4	($12.1)	$40.7	$28.6

Income (loss) from continuing operations per share - diluted	($0.03)		$0.17	($0.07)		$0.16

Effective Tax Rate	12%		24%	13%		27%

Weighted average common shares outstanding - diluted	166.4		167.9	174.6		177.2

	Nine Months Ended September 30, 2019			Nine Months Ended September 30, 2018
	GAAP	Non-GAAP Adjustments (1)	Non-GAAP	GAAP	Non-GAAP Adjustments (1)	Non-GAAP

Revenue	$1,320.7	$1.5	$1,322.2	$1,307.7	$16.6	$1,324.3
Gross profit	533.5	41.4	574.9	536.5	71.5	608.0
Total Operating Expenses	522.9	(78.6)	444.3	603.0	(139.3)	463.7
Income (loss) from operations	10.6	120.0	130.6	(66.5)	210.8	144.3
Income (loss) from continuing operations, net of tax, net of non-controlling interest	($163.2)	$247.2	$84.0	$50.8	$38.6	$89.4

Income (loss) from continuing operations per share - diluted	($0.97)		$0.50	$0.28		$0.50

Effective Tax Rate	0%		24%	11%		27%

Weighted average common shares outstanding - diluted	167.6		169.1	176.9		179.3

(1) Please see table 6 for detail on Non-GAAP adjustments.

Table 5
Allscripts Healthcare Solutions, Inc.
Non-GAAP Financial Information - Adjusted EBITDA
(In millions, except percentages)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net income (loss) from continuing operations, as reported	($5.7)	($12.1)	($163.6)	$47.3
Plus:
Interest expense and other, net (a)	5.9	10.0	18.0	26.0
Depreciation and amortization	51.7	47.8	152.3	143.0
Equity in net (income) loss of unconsolidated investments	(0.3)	0.3	(0.5)	(0.4)
Tax provision/(benefit)	(0.8)	(1.8)	0.6	5.8
EBITDA	$50.8	$44.2	$6.8	$221.7
Plus:
Acquisition-related deferred revenue adjustments	0.4	9.5	1.5	23.4
Stock-based compensation expense	8.5	10.0	32.5	29.9
Transaction, legal and other costs	14.1	14.0	177.5	78.9
Asset impairment charges	0.2	0.0	4.0	30.1
(Recovery) impairment on long-term investments	0.0	0.0	(1.0)	15.5
(Gain) loss on sale of business, net	0.0	0.0	0.0	(172.3)
Adjusted EBITDA	$74.0	$77.7	$221.3	$227.2

Adjusted EBITDA margin (b)	17%	18%	17%	17%

(a) Interest expense and other, net has been adjusted from the amounts presented in the statements of operations in order to remove the amortization of the fair value of the cash conversion option embedded in the 1.25% Cash Convertible Notes and deferred debt issuance costs from interest expense since such amortization is also included in depreciation and amortization.

(b) Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by non-GAAP revenue.

Table 6
Allscripts Healthcare Solutions, Inc.
Non-GAAP Financial Information - Non-GAAP Adjustments
(In millions, except percentages)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

Income (loss) from continuing operations, net of tax and net of non-controlling interest	($5.7)	($12.1)	($163.2)	$50.8
Acquisition-related deferred revenue adjustments	0.4	9.5	1.5	23.4
Revenue	0.4	7.3	1.5	16.6
Gross Profit	0.4	9.5	1.5	23.4
Income (loss) from operations	0.4	9.5	1.5	23.4
Acquisition-related amortization	16.1	16.1	47.6	48.6
Gross Profit	9.2	9.5	27.2	29.0
Income (loss) from operations	16.1	16.1	47.6	48.6
Stock-based compensation expense	8.5	10.0	32.5	29.9
Gross Profit	1.1	1.5	4.5	5.1
Income (loss) from operations	8.5	10.0	32.5	29.9
Asset impairment charges	0.2	0.0	4.0	30.1
Income (loss) from operations	0.2	0.0	4.0	30.1
Transaction, legal and other costs	15.6	14.0	179.3	78.8
Gross Profit	6.0	1.1	8.2	14.0
Income (loss) from operations	15.7	14.0	34.4	78.8
Income (loss) from continuing operations before income taxes	15.6	14.0	179.3	78.8
Non-cash charges to interest expense and other	3.4	3.8	10.0	11.0
(Recovery) impairment on long-term investments	0.0	0.0	(1.0)	15.5
(Gain) loss on sale of business, net	0.0	0.0	0.0	(172.3)
Equity in net (income) loss of unconsolidated investments	(0.3)	0.3	(0.5)	(0.4)
Tax rate alignment	(9.8)	(12.5)	(25.9)	(26.0)
Net (income) loss attributable to non-controlling interest	0.0	(0.5)	(0.3)	0.0
Non-GAAP income (loss) attributable to Allscripts Healthcare Solutions, Inc.	$28.4	$28.6	$84.0	$89.4

Non-GAAP effective tax rate	24%	27%	24%	27%

Weighted average shares outstanding - diluted	167.9	177.2	169.1	179.3

Table 7
Allscripts Healthcare Solutions, Inc.
Non-GAAP Financial Information - Free Cash Flow
(In millions)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net cash provided by (used in) operating activities - continuing operations	$35.8	$3.7	$63.9	$65.2
Net cash provided by (used in) operating activities - discontinued operations	0.0	11.3	(30.0)	16.3
Net cash provided by (used in) operating activities	35.8	15.0	33.9	81.5
Cash flows from investing activities:
Capital expenditures	(4.1)	(7.9)	(13.5)	(21.9)
Capitalized software	(31.0)	(25.8)	(86.2)	(83.1)
Cash flows from investing activities - discontinued operations	0.0	(8.7)	0.0	(22.9)
Free cash flow	$0.7	($27.4)	($65.8)	($46.4)

Explanation of Non-GAAP Financial Measures

Allscripts reports its financial results in accordance with U.S. generally accepted accounting principles, or GAAP. To supplement this information, Allscripts presents in this release non-GAAP revenue, gross profit, gross margin, operating expense, income from operations, Adjusted EBITDA, effective income tax rate, net income and earnings per share, which are considered non-GAAP financial measures under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. The definitions of non-GAAP financial measures used throughout this document are presented below:

  Non-GAAP revenue consists of GAAP revenue, as reported, and adds back recognized deferred revenue from the EIS business, Practice Fusion, HealthGrid, NantHealth’s provider/patient solutions business and non-material consolidated affiliates that is eliminated for GAAP purposes due to purchase accounting adjustments. Reconciliations to GAAP revenue are found in Tables 4 and 6 within this press release.
  Non-GAAP gross profit consists of GAAP gross profit, as reported, and excludes acquisition-related deferred revenue adjustments, acquisition-related amortization, stock-based compensation expense, non-cash asset impairment charges and transaction, legal and other costs. Non-GAAP gross margin consists of non-GAAP gross profit as a percentage of non-GAAP revenue in the applicable period. Reconciliations to GAAP gross profit are found in Tables 4 and 6 within this press release.
  Non-GAAP operating expense consists of GAAP selling, general and administrative expenses (SG&A) and research and development expense (R&D), as reported, and excludes transaction, legal and other costs and stock-based compensation expense recorded to SG&A and R&D. Reconciliations to GAAP operating expense are found in Table 4 within this press release.
  Non-GAAP income from operations consists of GAAP income from operations, as reported, and excludes acquisition-related deferred revenue adjustments, acquisition-related amortization, stock-based compensation expense, non-cash asset impairment charges and transaction, legal and other costs. Reconciliations to GAAP income from operations are found in Tables 4 and 6 within this press release.
  Adjusted EBITDA is a non-GAAP measure and consists of GAAP net income/(loss), as reported, and adjusts for: acquisition-related deferred revenue adjustments; depreciation and amortization; stock-based compensation expense; transaction, legal and other costs; non-cash asset and long-term investment impairment charges; gain on sale of businesses, net; interest expense and other, net; equity in net earnings of unconsolidated investments; and tax provision (benefit). Reconciliations to GAAP net income/(loss) are found in Table 5 within this press release.
  Non-GAAP effective income tax rate is based on non-GAAP pre-tax earnings and consists of the statutory federal income tax rate, Allscripts effective state income tax rate and adjustments for permanent differences.
  Non-GAAP net income consists of GAAP net income/(loss), as reported, and adds back acquisition-related deferred revenue adjustments; acquisition-related amortization; stock-based compensation expense; transaction, legal and other costs; non-cash asset and long-term investment impairment charges; non-cash charges to interest expense and other, asset impairment charges; gain on sale of business, net; and equity in net earnings of unconsolidated investments and the related tax effect of the aforementioned adjustments. Non-GAAP net income also includes a GAAP to non-GAAP tax rate alignment adjustment. Reconciliations to GAAP net income/(loss) are found in Tables 4 and 6 within this press release.
  Non-GAAP net income attributable to Allscripts Healthcare Solutions, Inc. is a non-GAAP measure and consists of non-GAAP net income, as described above, with an adjustment to reduce non-GAAP net income for the percentage of non-controlling interest outside Allscripts ownership position.
  Non-GAAP earnings per share consist of non-GAAP net income, as defined above, divided by weighted shares outstanding – diluted during the applicable period.
  Free cash flow consists of GAAP cash flows provided by operating activities in the applicable period, net of capital expenditures and capitalized software costs, including those incurred by businesses presented as discontinued operations. Reconciliations to GAAP cash flows provided by operating activities are found in Table 7 within this press release.

Acquisition-Related Deferred Revenue Adjustments. Deferred revenue adjustments include acquisition-related deferred revenue adjustments, which reflect the fair value adjustments to deferred revenue acquired in a business acquisition. The fair value of acquired deferred revenue represents an amount equivalent to the estimated cost plus an appropriate profit margin, to perform services related to the acquiree's software and product support, which assumes a legal obligation to do so, based on the deferred revenue balances as of the acquisition date. Allscripts adds back acquisition-related deferred revenue adjustments for its non-GAAP financial measures because it believes the inclusion of this amount directly correlates to the underlying performance of Allscripts operations.

Acquisition-Related Amortization. Acquisition-related amortization expense is a non-cash expense arising primarily from the acquisition of intangible assets in connection with acquisitions or investments. Allscripts excludes acquisition-related amortization expense from non-GAAP gross profit, non-GAAP operating income, and non-GAAP net income because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Allscripts business operations and (ii) such expenses can vary significantly between periods because of new acquisitions and full amortization of previously acquired intangible assets. Investors should note that the use of these intangible assets contributed to revenue in the periods presented and will contribute to future revenue generation, and the related amortization expense will recur in future periods.

Stock-Based Compensation Expense. Stock-based compensation expense is a non-cash expense arising from the grant of stock-based awards. Allscripts excludes stock-based compensation expense from non-GAAP gross profit, non-GAAP operating income, non-GAAP operating expense, non-GAAP net income and Adjusted EBITDA because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Allscripts business operations and (ii) such expenses can vary significantly between periods as a result of the timing and valuation of grants of new stock-based awards, including grants in connection with acquisitions. Investors should note that stock-based compensation is a key incentive offered to employees whose efforts contributed to the operating results in the periods presented and are expected to contribute to operating results in future periods, and such expense will recur in future periods.

Asset impairment charges. Asset impairment charges include (i) the write-off of purchased third-party software as a result of our decision to discontinue several software development projects, (ii) the write-off of acquired technology and value assigned to commercial agreements, and (iii) the write-off of the book value of certain fixed assets that resulted from consolidating business functions and locations.

Transaction, Legal and Other Costs. Transaction, legal and other costs relate to certain legal proceedings and investigations, consulting, severance, incentive compensation and other charges incurred in connection with activities that are considered not reflective of our core business.

Allscripts excludes transaction, legal and other costs, in whole or in part, from non-GAAP gross profit, non-GAAP operating income, non-GAAP operating expense, non-GAAP net income and Adjusted EBITDA because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Allscripts business operations and (ii) such expenses can vary significantly between periods.

Non-Cash Charges to Interest Expense and Other. Non-cash charges to interest expense include the amortization of the fair value of the cash conversion option embedded in the 1.25 percent Cash Convertible Notes issued by Allscripts during the second quarter of 2013.

Impairment of Long-Term Investments. Impairment of long-term investments relates to other-than-temporary non-cash impairment charges associated with such investments based on management’s assessment of the likelihood of near-term recovery of the investments’ value. The amounts recorded during the three months ended March 31, 2018 relate to a non-cash impairment charge related to one of our cost-method equity investments and a related note receivable.

Gain on sale of business, net. Gain on sale of business, net for the nine months ended September 30, 2018 consists of a gain from the divestitures of our OneContent and Strategic Sourcing businesses, both of which were acquired as part of the EIS transaction during the fourth quarter of 2017. Gain on sale of business, net for the nine months ended September 30, 2018 included a portion of divesture-related loss previously reported as part of transaction-related and other costs during the quarter ended March 31, 2018.

Equity in Net loss (income) of Unconsolidated Investments. Equity in net loss (income) of unconsolidated investments represents Allscripts share of the equity earnings of our investments in third parties accounted for under the equity method, including the amortization of cost basis adjustments.

Tax Rate Alignment. Tax rate alignment aligns the applicable period’s effective tax rate to the expected annual non-GAAP effective tax rate.

Management also believes that non-GAAP revenue, gross profit, gross margin, operating expense, income from operations, effective income tax rate, net income, earnings per share, Adjusted EBITDA, and free cash flow provide useful supplemental information to management and investors regarding the underlying performance of Allscripts business operations. Acquisition accounting adjustments made in accordance with GAAP can make it difficult to make meaningful comparisons of the underlying operations of the business without considering the non-GAAP adjustments provided and discussed herein.

Management also uses this information internally for forecasting and budgeting, as it believes that these measures are indicative of core operating results. In addition, management may use non-GAAP gross profit, operating expense, operating income, net income, earnings per share and/or Adjusted EBITDA to measure achievement under Allscripts stock and cash incentive compensation plans. Note, however, that non-GAAP gross profit, operating income, net income earnings per share and Adjusted EBITDA are performance measures only, and they do not provide any measure of cash flow or liquidity. Allscripts considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after capital expenditures and capitalized software costs. Free cash flow provides management and investors a valuable measure to determine the quantity of capital generated that can be deployed to create additional shareholder value by a variety of means. Non-GAAP financial measures are not in accordance with, or an alternative for, measures of financial performance prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Allscripts results of operations as determined in accordance with GAAP. Investors and potential investors are encouraged to review the definitions and reconciliations of non-GAAP financial measures with GAAP financial measures contained within the attached condensed consolidated financial statements.

Contacts

For more information contact:

Investors:
Stephen Shulstein
312-386-6735
stephen.shulstein@allscripts.com

Media:
Tom Lynch
312-386-6765
tom.lynch@allscripts.com